Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 17, 2007, except for Note 11, as to which the date is September 21, 2007, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-145584) and related Prospectus of BioForm Medical, Inc. for the registration of                  shares of its common stock.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

September 21, 2007